SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BANK OF FLORIDA CORPORATION

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

August      , 2009

Dear Fellow Shareholders:

A Special Meeting of Bank of Florida Corporation’s Shareholders will be held at our corporate headquarters located at 1185 Immokalee Road, Naples, Florida 34110, on Thursday, August 27, 2009, at 10:00 a.m.

The Notice of a Special Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Special Meeting, primarily the consideration of an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 100,000,000 and the number of authorized shares of preferred stock from 1,000,000 to 10,000,000 and the authorization of private placements of our securities. Our directors and officers will be present at the Special Meeting to respond to any questions.

Regardless of the number of shares that you own, your vote is important. Please sign and date the enclosed Proxy Card or voting instruction form promptly and return it in the postage-paid envelope which has been provided. If you prefer to vote in person at the Special Meeting, you will be given that opportunity, as well.

On behalf of the Board of Directors and our employees, we look forward to seeing you at the Special Meeting.

Sincerely,

Michael L. McMullan
Chief Executive Officer & President

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 27, 2009

A Special Meeting of Shareholders of Bank of Florida Corporation will be held at our corporate headquarters located at 1185 Immokalee Road, Naples, Florida 34110, on Thursday, August 27, 2009, at 10:00 a.m. At the meeting, the following items will be presented and voted upon:

Proposal 1 – Adoption of an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 100,000,000 and the number of authorized shares of preferred stock from 1,000,000 to 10,000,000;

Proposal 2 – Authorization of a private placement of our securities to accredited investors, including our insiders; and

Proposal 3 – Adjournment of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve either of the foregoing Proposals.

The Board of Directors has fixed the close of business on July 27, 2009, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. You are encouraged to complete the enclosed Proxy Card or voting instruction form and return it in the postage prepaid, pre-addressed envelope. If you would like to vote in person, you will be permitted to revoke your proxy by attending the meeting and voting at that time.

By Order of the Board of Directors,

Arlette Yassa
Corporate Secretary

Naples, Florida

August     , 2009

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is being furnished to Bank of Florida Corporation’s (“Bank of Florida” or “the Company”) shareholders of record as of July 27, 2009. By this mailing, the Board of Directors is soliciting proxies for use at a Special Meeting of Bank of Florida’s shareholders to be held on August 27, 2009 (“Special Meeting”). This document provides important information about the matters to be discussed at the Special Meeting and is first being mailed to our shareholders on or about August     , 2009.

It is important that your shares are represented by proxy, or that you will be present to vote in person at the Special Meeting. If you wish to vote by proxy, please complete the enclosed Proxy Card or voting instruction form and return it, signed and dated, in the enclosed postage-paid envelope. Even if you are planning to attend the Special Meeting, we are also requesting that you submit the Proxy Card or voting instruction form. This will ensure that your shares are voted in the event you find that you will not in fact be able to attend the Special Meeting. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein.

When and where is the Special Meeting?

•	Thursday, August 27, 2009

•	10:00 a.m.

•	Corporate Headquarters

Community Room

1185 Immokalee Road

Naples, Florida 34110

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDERS MEETING TO BE HELD ON AUGUST 27, 2009

A copy of this Proxy Statement, as well as Bank of Florida’s Proxy Statement for the 2009 Annual Meeting of Shareholders and Annual Report on Form 10-K are also available to shareholders via the Internet at https://www.sendd.com/EZProxy/?project_id=139.

What matters are being considered and what is the recommendation of our Board?

The Board recommends that you vote:

•	FOR –	Proposal 1 – Adoption of an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 100,000,000 and the number of authorized shares of preferred stock from 1,000,000 to 10,000,000;

•	FOR –	Proposal 2 – Authorization of a private placement of our securities to accredited investors, including our insiders; and

•	FOR –	Proposal 3 – Adjournment of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve either of the foregoing matters.

If you do not indicate a preference, the proxy holders will vote in accordance with the Board’s recommendations.

VOTING PROCEDURES

Who is entitled to vote at our Special Meeting and what constitutes a quorum?

Only holders of record of our common stock at the close of business on July 27, 2009, the shareholder record date, will be entitled to vote at the Special Meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitute a quorum.

What are the voting rights of our shareholders?

In accordance with Florida law, Proposal 1, the amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 100,000,000 and the number of authorized shares of preferred stock from 1,000,000 to 10,000,000 requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. Proposal 2, authorization of a private placement of our securities to accredited investors, including our directors and officers, and Proposal 3, adjournment of the Special Meeting may be adopted by the affirmative vote of a majority of the votes cast. The number of shares of our common stock outstanding as of July 27, 2009, was 12,947,520, held by approximately 532 shareholders of record. Each share of common stock entitles its owner to one vote upon each matter to come before the Special Meeting.

A shareholder may abstain with respect to any item submitted for shareholder approval. Abstentions will be counted as being present for purposes of determining the existence of a quorum, but will not be counted as voting in favor of any proposal brought before the Special Meeting. Therefore, an abstention as to Proposal 1, the amendment of our Articles of Incorporation will have the same effect as a vote against that proposal.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held.

Shares Held of Record. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, dating, signing, and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

Shares Held in Brokerage Accounts. If you own shares through a brokerage firm (e.g., shares held in “street name”), you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your broker on how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, dating, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

In addition, if your shares are held in street name, under certain circumstances your brokerage firm may be permitted to vote your shares. Such entities have authority to vote their customers’ shares on certain routine matters, including the election of directors. When a firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Proposal 1, adoption of an amendment of our Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 100,000,000 and the number of authorized shares of preferred stock from 1,000,000 to 10,000,000, and Proposal 2, authorization of a private placement of our securities to accredited investors, including our insiders, are non-routine matters.

Who can attend our Special Meeting?

If you own common stock of record, you may attend the Special Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Special Meeting, but in order to vote your shares at the Special Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Special Meeting by one of the methods described above, even if you plan on attending the Special Meeting, so we will be able to determine in advance if a quorum is present. You may change or revoke your proxy at the Special Meeting in the manner described below, even if you have already voted and mailed in your Proxy Card.

May I change my vote after I mail my proxy card?

Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed Proxy Card bearing a later date, or by attending the Special Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Special Meeting.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table contains information regarding the only shareholder known to us to be the beneficial owner of 5% or more of the outstanding shares of Bank of Florida common stock as of the record date.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class
Rooney Holdings, Inc./Francis Rooney 1400 Gulf Shore Blvd. North, Suite 184 Naples, Florida 34102	936,394	*	7.23%

*	As disclosed in a Form 4/A filed with the Securities and Exchange Commission on June 8, 2008.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS

AND EXECUTIVE OFFICERS

The table and the footnotes on the following page contain information regarding the beneficial ownership of our common stock of our directors and non-director executive officers as of July 27, 2009. The percentage held by each person reflects the number of shares that the person owns, plus the number of shares that the person has the right to acquire pursuant to stock options or warrants that are presently exercisable or which become exercisable within the next 60 days.

Name	Number of Shares Owned(1)	Right to Acquire(2)	% of Beneficial Ownership(3)

Donald R. Barber	69,297	18,164	-	(4)
John S. Chaperon(5)	20,577	20,570	-	(4)
Joe B. Cox	100,856	23,333	-	(4)
Bradford G. Douglas	70,924	2,880	-	(4)
Roy N. Hellwege(6)	23,201	25,350	-	(4)
John B. James(7)	76,891	45,363	-	(4)
LaVonne Johnson(8)	305,837	28,269	2.57%
Edward Kaloust	50,587	16,614	-	(4)
Tracy L. Keegan(9)	31,519	11,840	-	(4)
Michael L. McMullan(10)	88,112	125,380	1.63%
Edward A. Morton	7,056	5,170	-	(4)
Pierce T. Neese(11)	165,673	0	1.28%
Michael T. Putziger	346,595	11,736	2.77%
Ramon A. Rodriguez(12)	41,791	16,635	-	(4)
Terry W. Stiles	322,393	7,330	2.55%
All Directors and Executive Officers as a Group (15 individuals)	1,721,309	358,634	15.63%

(1)	Includes shares for which the named person:
•	has sole voting and investment power;
•	has shared voting and investment power with a spouse, or
•	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Includes shares that may be acquired by exercising stock options and/or warrants that are currently exercisable or which become exercisable within 60 days of the record date.
(3)	The determination of “beneficial ownership” of our common stock is based upon Rule 13d-3 under the Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares.
(4)	Less than 1%.
(5)	Includes 15,500 restricted shares, which have voting rights, but are subject to forfeiture.
(6)	Includes 15,500 restricted shares, which have voting rights, but are subject to forfeiture.
(7)	Includes 16,500 restricted shares, which have voting rights, but are subject to forfeiture.
(8)	Ms. Johnson’s spouse holds 25,600 shares in his IRA.
(9)	Includes 27,000 restricted shares, which have voting rights, but are subject to forfeiture.
(10)	Includes 56,000 restricted shares, which have voting rights, but are subject to forfeiture.
(11)	Mr. Neese’s spouse holds 1,517 shares in her IRA.
(12)	Mr. Rodriguez’s spouse holds 1,500 shares directly.

PROPOSAL 1 – ADOPTION OF AN AMENDMENT TO OUR

ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 100,000,000 AND

THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK FROM 1,000,000 TO 10,000,000

On                     , 2009, our Board of Directors unanimously approved a resolution recommending that Article III of its Restated Articles of Incorporation (the “Articles of Incorporation”) be amended to increase the number of shares of our authorized common stock to 100,000,000 shares from 20,000,000 shares and the number of authorized shares of preferred stock from to 10,000,000 from 1,000,000, subject to the approval of our shareholders. Adoption of such an amendment requires the approval of the holders of a majority of our common shares outstanding.

General

This proposal would amend Article III of our Restated Articles of Incorporation to read in its entirety as follows with respect to total shares of capital and common stock authorized:

ARTICLE III

The corporation shall have authority to issue 110,000,000 shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights:

A. Common Stock. One class shall consist of 100,000,000 shares of common stock of $0.01 par value, designated “Common Stock.” The holders of Common Stock shall be entitled to elect all of the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation.

B. Preferred Stock. One class shall consist of 10,000,000 shares of preferred stock of $0.01 par value, designated “Preferred Stock,”

The remainder of Subpart B, pertaining to shares of our preferred stock, will not be amended by the proposed amendment and will remain unchanged.

The following table illustrates the effect the proposed amendment would have on the number of shares of common stock available for issuance, if the amendment is adopted.

	As of July 27, 2009	If Amendment is Adopted
Common Shares Authorized	20,000,000	100,000,000
Common Shares Issued and Outstanding	12,947,520	12,947,520
Common Shares Reserved for Issuance(*)	1,351,302	1,351,302
Common Shares Available for Issuance	5,701,178	85,701,178

(*)	Pursuant to outstanding warrants or the 2006 Stock Compensation Plan.

The following table illustrates the effect the proposed amendment would have on the number of shares of preferred stock available for issuance, if the amendment is adopted.

	As of July 27, 2009	If Amendment is Adopted
Preferred Shares Authorized	1,000,000	10,000,000
Preferred Shares Issued and Outstanding	172	172
Preferred Shares Reserved for Issuance	0	0
Preferred Shares Available for Issuance	999,828	9,999,828

Reasons for this Proposal

To provide the Company with greater flexibility to raise capital in the current economic environment, the proposed amendment would increase the number of authorized shares of common stock by 80,000,000 shares to 100,000,000 shares and increase the number of authorized shares of preferred stock by 9,000,000 to 10,000,000 shares.

The additional shares of common stock and preferred stock would be available for sale to the public, or to private investors as described in Proposal 2, for additional capital. We could also issue shares of common stock or preferred stock as consideration in possible acquisitions or Federal Deposit Insurance Corporation-assisted transactions. As a result, the current 5,701,178 authorized but unissued and unreserved shares of common stock, and the 999,828 shares of authorized and unissued shares of preferred stock, may be insufficient to support our future growth and capital needs under current market conditions.

The Board of Directors has determined that the proposed amendment to our Articles of Incorporation is desirable and in our shareholders’ best interest, since it would provide us additional flexibility by increasing the authorized number of shares of common stock and preferred stock available for issuance from time to time for corporate purposes. Such purposes include providing additional shares of common stock or preferred stock for private placements of our stock, including as described in Proposal 2, public offerings of our stock, acquisitions of other financial institutions, stock splits or dividends, employee benefit plans, as well as other uses. We are currently exploring various capital-raising alternatives including the issuance of common stock as described in Proposal 2.

Potential Changes in Control

The increase in the authorized number of shares of common stock and preferred stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law and Nasdaq listing rules) be issued in one or more transactions that could make a change of control of Bank of Florida more difficult and, therefore, more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some shareholders. The Board of Directors has not proposed this amendment for anti-takeover purposes and, as described below, subsequent shareholder approval will be required for most transactions which would constitute a change in control.

Potential Effects of the Amendment

Adoption of the amendment of our Articles of Incorporation would not affect the rights of the holders of currently outstanding common stock or preferred stock. If additional authorized shares of common stock or securities that are convertible into, exchangeable for, or exercisable for shares of common stock are issued, our existing shareholders could, depending upon the price realized, experience dilution of earnings per share and voting power. We are seeking approval for certain such transactions pursuant to Proposal 2. When and if additional shares of our common stock are issued, such new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid. When and if additional shares of our preferred stock are issued, such new shares would have the rights, preferences and limitations as determined by the Board of Directors.

The proposed amendment, if adopted, will ensure that we will continue to have an adequate number of authorized and unissued shares of common stock and preferred stock available for future use as described above.

Subsequent Shareholder Approval

The issuance of shares of common stock, or shares of preferred stock convertible into shares of common stock, could have possible anti-takeover effects. However, if an amount of shares of common stock in excess of 20% of our outstanding shares are to be sold and issued in an offering not made generally available to the public, in connection with the acquisition of another company’s stock or assets, or as equity compensation for our officers, directors, employees or consultants, Nasdaq listing rules require that we obtain shareholder approval prior to issuing such shares. Similarly, if an issuance of common stock would effect a change in control of Bank of Florida, Nasdaq rules will also require shareholder approval prior to such issuance.

The Board of Directors Unanimously Recommends that Shareholders Vote “FOR”

the Amendment of the Articles of Incorporation to Increase the

Number of Authorized Shares of Common Stock from 20,000,000 to 100,000,000 and the

Number of Authorized Shares of Preferred Stock from 1,000,000 to 10,000,000.

PROPOSAL 2 - AUTHORIZATION OF A PRIVATE PLACEMENT OF OUR SECURITIES

TO ACCREDITED INVESTORS, INCLUDING OUR INSIDERS

Our Board of Directors is considering various capital raising options to ensure that our bank subsidiaries remain “well capitalized,” as defined by Federal banking regulations, and to support the growth of the Company and our subsidiaries. On         , 2009, our Board of Directors unanimously resolved to seek our shareholders’ authorization to conduct a private placement of our securities within certain parameters to raise additional capital the Board of Directors believes is necessary to meet Bank of Florida’s immediate corporate objectives.

Background

Under Nasdaq rules, a private placement of common stock, or securities convertible into common stock, at a price less than the greater of market value or book value, which would result in the issuance of an amount of shares of common stock greater than 20% of our outstanding shares requires the prior approval of the holders of a majority of our shares of common stock which are voted on such a proposal. In addition, Nasdaq rules also require the same vote of approval if shares of common stock are to be sold to our officers, directors, employees or consultants at a price less than the greater of market or book value, because such a sale is viewed as equity compensation to such classes of individuals.

Terms of Potential Offerings

As part of its consideration of various capital raising options, our Board of Directors desires to be able to effect a private placement of equity securities without further shareholder approval, if an appropriate opportunity arises. Therefore, we are seeking your approval to issue either common stock, which does not have preemptive rights, or preferred stock on the following terms and conditions.

Common Stock Private Placement

If we issue common stock, par value $0.01 per share, as authorized by this proposal (a “Common Stock Private Placement”), we will not issue more than 50,000,000 shares and we will not issue shares at a price less than 80% of market value.

We will also limit participation by our executive officers, directors, subsidiary directors and subsidiary advisory board members (collectively, “Insiders”) in a Common Stock Private Placement to acquiring no more than 20,000,000 shares at the same price limit. In no event will Insiders be permitted to invest at a lesser price than other investors are investing in a Common Stock Private Placement.

Any Common Stock Private Placement made pursuant to this proposal will be completed, and the shares of common stock issued, by no later than November 27, 2009.

Preferred Stock Private Placement

Alternatively, we are also seeking shareholder authorization to issue convertible or nonconvertible preferred stock, par value $0.01 per share (a “Preferred Stock Private Placement”). If we conduct a Preferred Stock Private Placement, we will not issue shares of preferred stock that are convertible into more than 50,000,000 shares of common stock and the preferred shares will not have a conversion price set at a price less than 80% of market value on the date of issuance. Other terms of preferred stock will be determined by the Board of Directors and we will not obtain further shareholder approval therefor. Such terms may include the existence or absence of preemptive rights, any liquidation preference, any dividend rate, voting rights, any redemption rights or price, any maturity date, or other similar matters.

We will also limit participation by our Insiders in a Preferred Stock Private Placement to acquiring preferred shares convertible into no more than 20,000,000 shares with the same minimum conversion price requirement. In no event will Insiders be issued preferred stock at a different price, with a different conversion price or with different terms as other investors are afforded in a Preferred Stock Private Placement.

Any Preferred Stock Private Placement made pursuant to this proposal will be completed, and the shares of preferred stock issued, by no later than November 27, 2009.

Conversion or Exchange of Series B Preferred Stock

In June and July, 2009, Bank of Florida sold and issued 172 shares of Series B Preferred Stock. Certain of our Insiders are holders of an aggregate of 115 shares of our Series B Preferred Stock. Other investors own 57 shares of Series B Preferred Stock. As part of either a Common Stock Private Placement or a Preferred Stock Private Placement, we would permit these holders to exchange or convert their shares of Series B Preferred Stock into common stock in a Common Stock Private Placement, or into another class of preferred stock in a Preferred Stock Private Placement. In either a Common Stock Private Placement or a Preferred Stock Private Placement, each share of Series B Preferred Stock would be exchanged for shares of common stock or preferred stock, respectively, with an aggregate offering price of $25,000. Any conversion or exchange by our Insiders of Series B Preferred Stock into shares of common stock (either in a Common Stock Private Placement or upon the potential conversion of shares of preferred stock issued in a Preferred Stock Private Placement) will be counted against the 20,000,000 share limits described above. If Bank of Florida raises at least $30,000,000 in gross proceeds in either a Common Stock Private Placement or a Preferred Stock Private Placement, the Company will be obligated to redeem any shares of Series B Preferred Stock not converted or exchanged in such an offering.

Reasons for this Proposal

We are seeking approval to issue shares of common stock in a Common Stock Private Placement or shares of convertible preferred stock in a Preferred Stock Private Placement so that we may take advantage of a desirable capital raising opportunity should one arise in the three months following the Special Meeting without having to conduct a subsequent meeting of shareholders to obtain further approval of our shareholders. We are also seeking approval of Proposal 2 so that we may be able to retire our outstanding shares of Series B Preferred Stock (which pay dividends at an annual rate of approximately 10%) through exchange, conversion or redemption.

The proceeds of any such offering would be used to provide capital to our banking subsidiaries to support their future growth and for loan loss reserves, to redeem any shares of Series B Preferred Stock not converted or exchanged as described above, to fund possible acquisitions or Federal Deposit Insurance Corporation-assisted transactions, to fund our operating expenses at the holding company level, or for other general corporate purposes. At this time, we can not estimate with any reasonable certainty what percentages of any proceeds would be utilized for any particular purpose.

Potential Effects of this Proposal

The completion of a Common Stock Private Placement would not affect the rights of the holders of currently outstanding common stock, but could, depending upon the price realized, cause dilution of earnings per share and voting power. When and if additional shares of our common stock are issued, such new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share on all matters and to participate in dividends when and to the extent declared and paid.

The completion of a Preferred Stock Private Placement could affect the rights of the holders of currently outstanding common stock. Shares of preferred stock could be issued with preferences as to liquidation rights or dividend rights, or with preemptive rights. If shares of preferred stock are issued with preferences as to liquidation or dividend rights, less cash could be made available to common stock holders in the event we are forced to liquidate or if we pay a dividend. If shares of preferred stock are issued with preemptive rights, preferred stock holders may have the right the maintain their relative ownership of the Company when common stock holders are not afforded the same right. If preferred shares are issued with voting rights, the voting power of common stock holders could be diluted. If any issued preferred shares are issued and are convertible into shares of common stock, such shares could affect common shareholders as described above.

The Board of Directors Unanimously Recommends that Shareholders Vote “FOR” the Authorization of a Private Placement of our Securities to Accredited Investors, Including our Insiders.

PROPOSAL 3 - ADJOURNMENT OF SPECIAL MEETING

The Board of Directors seeks your approval to adjourn the Special Meeting in the event that there are insufficient votes at the Special Meeting to approve Proposal 1 or Proposal 2. A number of our shares of common stock are held in “street name,” therefore it can take longer for some of our shareholders to receive proxy solicitation materials and to return their proxy cards. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Special Meeting.

The Board of Directors Unanimously Recommends that Shareholders Vote “FOR” the Approval of the Adjournment of the Special Meeting.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2010 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at our main office at 1185 Immokalee Road, Naples, Florida 34110, on or before November 30, 2009. Proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8 in order to be included in our proxy materials.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Bank of Florida has no formal procedures to follow for shareholders to communicate with the Board of Directors. Should you wish to submit a written communication to the Board or an individual director, you may mail or deliver such communication to: Bank of Florida Corporation, Board of Directors, c/o Tracy L. Keegan, Chief Financial Officer, Bank of Florida Corporation, 1185 Immokalee Road, Naples, Florida 34110. All appropriate communications received from shareholders will be forwarded to the Board of Directors or any committee thereof, as appropriate. Should a shareholder wish to address the Board in person, the shareholder may submit such request to: Michael T. Putziger, Chairman of the Board, Bank of Florida Corporation, 1185 Immokalee Road, Naples, Florida 34110. Depending on the matter the shareholder wishes to discuss with the Board and the Board’s availability, the Board will consider such a request in determining whether to invite the shareholder to address a Board meeting.

NEW BUSINESS

According to Florida law and our Bylaws, the only business that may be considered at a Special Meeting is that which is contained in the notice of such meeting. Therefore, only Proposal 1, Proposal 2 and Proposal 3 will be considered at the Special Meeting and no other business will be presented for consideration at the Special Meeting.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Special Meeting will be borne by the Company. Proxies may be solicited by directors, officers, or our other employees, in person, or by telephone, e-mail, or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses. Because of the number of our shares that are held in street name, the Company has retained Regan & Associates, Inc., to aid in the solicitation of shareholders, brokers, banks, and other institutional investors for an estimated fee of $11,500.

INCORPORATION BY REFERENCE AND AVAILABILITY OF OTHER INFORMATION

Our audited financial statements are included in our 2008 Annual Report, which is incorporated herein by reference and is being distributed with this Proxy Statement. The 2008 Annual Report is also available in the Investor Relations section of our corporate website, www.bankofflorida.com. Additional printed copies of our Annual Report are available to shareholders at no charge. Any shareholder who would like an additional copy may contact:

Bank of Florida Corporation

1185 Immokalee Road

Naples, Florida 34110

Attention: Tracy L. Keegan, Chief Financial Officer

(239) 254-2100

We currently file periodic reports (including Form 10-K’s and Form 10-Q’s) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements, and other information regarding registrants that file electronically. Information filed by Bank of Florida is also available for review on this website at www.sec.gov.

BANK OF FLORIDA CORPORATION

August     , 2009

REVOCABLE PROXY

BANK OF FLORIDA CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints the members of the Board of Directors of Bank of Florida Corporation (“BOFL”), with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of BOFL which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at BOFL’s corporate headquarters located at 1185 Immokalee Road, Naples, Florida 34110, on Thursday, August 27, 2009, at 10:30 a.m., and at any and all adjournments thereof.

The undersigned shareholder of BOFL may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary of BOFL, a written notice of revocation, by delivering to BOFL a duly executed Proxy bearing a later date, or by attending this Special Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL 1: Adoption of an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 100,000,000 and the number of authorized shares of preferred stock from 1,000,000 to 10,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 2: Authorization of a private placement of our securities to accredited investors, including our insiders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 3: The adjournment of the Special Meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before this Special Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both must sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from BOFL, prior to the execution of the Proxy, an Annual Report, a Notice of the Special Meeting and a Proxy Statement dated August     , 2009.

Signature:

Signature if held jointly:
ADDRESS LABEL
Date:

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.